Exhibit 10.1

CLASS A COMMON STOCK PURCHASE AGREEMENT

This Class A Common Stock Purchase Agreement (this “Agreement”), dated as of October 26, 2006, is by and between, SenseIt Corp., a Delaware corporation (the “Company”), and Isonics Corporation, a California corporation (the “Purchaser”).  Capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to such terms in Article V of this Agreement.

W I T N E S S E T H:

WHEREAS, prior to the Initial Closing Date, the Board of Directors of the Company (the “Board of Directors”) will create a class of securities to be known as Class A Common Stock, with a par value of $0.001 per share (the “Class A Common Stock”), the preferences, limitations and relative rights of which are set forth in the form of the Certificate of Amendment to the Certificate of Incorporation of the Corporation attached as Exhibit 4.2(a) to this Agreement (the “Amended Certificate of Incorporation”);

WHEREAS, subject to the conditions and terms set forth in this Agreement, on the Initial Closing Date (at such term is defined in Section 1.6 of this Agreement), the Company will issue and sell to Purchaser and Purchaser will purchase from the Company 400,000 shares of Class A Common Stock (each, an “Initial Share”), valued at $10.00 per Initial Share (the “Initial Shares Purchase Price”), by assigning to the Company all of Purchaser’s rights, title and interest under the Development and Licensing Agreement, dated as of September 28, 2005 (the “Original Lucent Agreement”), as amended by an Amendment effective July 31, 2006 (the “Amendment”) and three additional amendments effective September 1, September 29, and October 16, 2006 (the “Additional Amendments”) and, collectively with the Original Lucent Agreement and Amendment, the “Lucent Agreement”), each between Purchaser and Lucent Technologies Inc. (“Lucent”), including all expenditures and commitments paid or incurred by Purchaser on or prior to the Initial Closing Date in connection with the execution and delivery of, and performance by Purchaser under, the Lucent Agreement;

WHEREAS, subject to the conditions and terms set forth in this Agreement, on the Initial Closing Date, the Company also will issue and sell to Purchaser and Purchaser will purchase from the Company an additional 25,000 shares of Class A Common Stock (each, an “Additional Initial Share”), at a purchase price of $10.00 per Additional Initial Share (the “Additional Initial Shares Purchase Price”), for the aggregate consideration of $250,000, payable in immediately available funds;

WHEREAS, the Company has agreed that, to the extent that Lucent agrees to credit amounts greater than $1,000,000 of the $1,333,000 payment contemplated by the first sentence of paragraph 3 of the Amendment towards amounts due Lucent under the Lucent Agreement, whether credited prior to or after the Initial Closing Date, it shall issue to Purchaser one additional share (each, a “Credit Share”) of Class A Common Stock for every $10.00 in excess of $1,000,000 so credited by Lucent (such amount in excess of $1,000,000 being the “Credit Amount”);

WHEREAS, subject to the conditions and terms set forth in this Agreement, on the Second Installment Closing Date, the Company will issue and sell to Purchaser and Purchaser will purchase from the Company, 25,000 additional shares of Class A Common Stock (each a “Second Installment Share”), at a purchase price of $10.00 per Second Installment Share (the “Second Installment Shares Purchase Price”), for the aggregate consideration of $250,000, payable in immediately available funds.

WHEREAS, subject to the conditions and terms set forth in this Agreement, on the Lucent Payment Closing Date, the Company will issue and sell to Purchaser and Purchaser will purchase from the Company an additional aggregate 100,000 shares of Class A Common Stock (each a “Lucent Payment Share”), at a purchase price of $10.00 per Lucent Payment Share (the “Lucent Payment Shares Purchase Price”), for the aggregate consideration of $1,000,000, payable in immediately available funds; and

WHEREAS, subject to the conditions and terms set forth in this Agreement, on the Final Installment Closing Date, the Company will issue and sell to Purchaser and Purchaser will purchase from the Company, no later than March 14, 2007, additional shares of Class A Common Stock (each a “Final Installment Share”) in an amount equal to (a) 50,000 minus (b) the number of Credit Shares issued prior to the Final Installment Closing Date, at a purchase price of $10.00 per Final Installment Share (the “Final Installment Shares Purchase Price”), for the consideration equal to (X) $500,000 minus (4) the Credit Amount, payable in immediately available funds.

NOW, THEREFORE, in consideration of the premises and agreements contained in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, THE PARTIES HEREBY AGREE AS FOLLOWS:

ARTICLE I
PURCHASE AND SALE OF THE CLASS A SECURITIES

Section 1.1.           Authorization of Issuance of Class A Common Stock.  Subject to the terms and conditions of this Agreement, on or prior to the Initial Closing Date, the Company shall have authorized the issuance and sale to Purchaser of the Class A Securities.

Section 1.2.           Purchase and Sale of the Initial Shares.  Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase, and the Company agrees to issue and sell to Purchaser, at a closing (the “Initial Closing”) held in accordance with Section 1.6, the 400,000 Initial Shares in exchange for the assignment to the Company by Purchaser of all of Purchaser’s rights, title and interest under the Lucent Agreement, including all expenditures and commitments paid or incurred by Purchaser on or prior to the Initial Closing Date in connection with the execution and delivery of, and performance by Purchaser under, the Lucent Agreement, such assignment to be evidence by an Assignment, substantially in the form attached as Exhibit 1.2 to this Agreement (the “Assignment”).  The consummation of the purchase and sale of the Class A Initial

Shares as contemplated by this Section 1.2 are conditioned upon the simultaneous consummation of the purchase and sale of the Additional Initial Shares as contemplated by Section 1.3 of this Agreement.

Section 1.3.           Purchase and Sale of the Additional Initial Shares.  Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Initial Closing, and the Company agrees to issue and sell to Purchaser at the Initial Closing the 25,000 Additional Initial Shares at a purchase price per Additional Initial Share equal to the Class A Additional Initial Shares Purchase Price, for an aggregate purchase price of $250,000, payable in immediately available funds.  The consummation of the purchase and sale of the Additional Initial Shares as contemplated by this Section 1.3 are conditioned upon the simultaneous consummation of the purchase and sale of the Initial Shares as contemplated by Section 1.2 of this Agreement.

Section 1.4.           Purchase and Sale of the Second Installment Shares.  Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase, and the Company agrees to issue and sell to Purchaser, at a closing (the “Second Installment Closing”) to be held (a) on the earlier of : (i) the third business day following the date on which Purchaser shall have received a minimum of $250,000 in gross proceeds from the sale of Purchaser’s securities pursuant to that certain Securities Purchase Agreement, dated as of May 30, 2006, between Purchaser and Cornell Capital Partners, L.P., and (ii) December 31, 2006 (in either case, the “Second Installment Closing Date”) and (b) in accordance with Section 1.8, 25,000 Second Installment Shares at a purchase price per Second Installment Share equal to the Second Installment Shares Purchase Price, or for an aggregate purchase price of $250,000, payable in immediately available funds.  Purchaser’s right to purchase from the Company, and the Company’s obligation to sell and issue to Purchaser, such Second Installment Shares shall be subject to Purchaser having duly purchased (x) the Initial Shares pursuant to Section 1.2 and (y) the Additional Initial Shares pursuant to Section 1.3.

Section 1.5.           Purchase and Sale of the Lucent Payment Shares.  Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase, and the Company agrees to issue and sell to Purchaser, at a closing (the “Lucent Payment Closing”), to be held in accordance with Section 1.9, 100,000 of Lucent Payment Shares at a purchase price per Lucent Payment Share equal to the Lucent Payment Shares Purchase Price, or for an aggregate purchase price of $1,000,000 payable in immediately available funds.  Purchaser’s right to purchase from the Company, and the Company’s obligation to sell and issue to Purchaser, such Lucent Payment Shares shall be subject to Purchaser having duly purchased (x) the Initial Shares pursuant to Section 1.2, (y) the Additional Initial Shares pursuant to Section 1.3 (z) the Second Installment Shares pursuant to Section 1.4.

Section 1.6.           Purchase and Sale of the Final Installment Shares.  Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase, and the Company agrees to issue and sell to Purchaser, at a closing (the “Final Installment Closing”) to be held (a) on March 14, 2007 (the “Final Installment Closing Date”) and (b) in accordance with Section 1.10, 50,000 Final Installment Shares at a purchase price per Final Installment Share equal to the Class A Final Installment Shares Purchase Price, or for an aggregate purchase price of $500,000, payable in immediately available funds.  Purchaser’s right to purchase from the Company, and the Company’s obligation to sell and issue to Purchaser, such Final Installment Shares shall be subject to Purchaser having duly purchased (w) the Initial Shares pursuant to Section 1.2, (x) the Additional Initial Shares pursuant to Section 1.3, (y) the Second Intallment Shares pursuant to Section 1.4  and (z) the Lucent Payment Shares pursuant to Section 1.5.

Section 1.7.           Initial Closing.  The Initial Closing of the purchase and sale of the Initial Shares and Additional Initial Shares shall take place at 10:00 a.m. (local time) at the offices of Davidoff, Malito & Hutcher LLP, located at 200 Garden City Plaza - Suite 315, Garden City, New York 11530, promptly upon the satisfaction or waiver of the closing conditions set forth in Sections 4.1, 4.2 and 4.3, or on such other date and at such other time as the Company and Purchaser mutually agree upon in writing.  The date on which the Initial Closing shall occur is referred to herein as the “Initial Closing Date.” At the Initial Closing, the Company shall deliver to Purchaser certificates for the 400,000 Initial Shares and 25,000 Additional Initial Shares against payment of the (a) Initial Shares Purchase Price (by delivery of (i) a duly executed Assignment to the Company and (ii) a consent to the Assignment duly executed by Lucent, which consent shall include specific consent by Lucent to the assignment of all indemnification rights granted to Isonics under the Lucent Agreement and be in a form reasonably satisfactory to the Company and Company’s counsel) and (b) aggregate Additional Initial Shares Purchase Price, by wire transfer of immediately available funds to such account as the Company designates. The Initial Closing shall not occur, and the Company shall have no obligation to make such deliveries, unless Purchaser purchases and pays for all of the 400,000 Initial Shares and 25,000 Additional Initial Shares.  Purchaser shall pay any documentary stamp or similar issue or transfer taxes due as a result of the issuance and sale of the Initial Shares and Additional Initial Shares.

Section 1.8.           Second Installment Shares Closing.  Subject to Section 1.4 and satisfaction of the conditions set forth in Section 4.1 and paragraph 4.3, the Second Installment Closing of the purchase and sale of the Second Installment Shares shall take place at 10:00 a.m. (local time) at the offices of Davidoff, Malito & Hutcher LLP, located at 200 Garden City Plaza - Suite 315, Garden City, New York 11530, on the Second Installment Closing Date.  At the Second Installment Closing, the Company shall deliver to Purchaser a certificate for the 25,000 Second Installment Shares to be sold at the Second Installment Closing against payment of the aggregate Second Installment Purchase Price, by wire transfer of immediately available funds to such account as the Company designates.  The Second Installment Closing shall not occur, and the Company shall have no obligation to make such delivery, unless Purchaser purchases and pays for all of the 25,000 Second Installment Shares.  Purchaser shall pay any documentary stamp or similar issue or transfer taxes due as a result of the issuance and sale of the Second Installment Shares.

Section 1.9.           Lucent Payment Shares Closings.  Subject to Section 1.5 and satisfaction of the conditions set forth in Section 4.1 and paragraph 4.3, the Lucent Payment Shares Closing of the purchase and sale of the Lucent Payment Shares shall take place at 10:00 a.m. (local time) at the offices of Davidoff, Malito & Hutcher LLP, located at 200 Garden City Plaza - Suite 315, Garden City, New York 11530, on January 11, 2007 (the “Lucent Payment Shares Closing Date”).  At the Lucent Payment Shares

Closing, the Company shall deliver to Purchaser a certificate for the 100,000 Lucent Payment Shares being purchased at the Lucent Payment Shares Closing against payment of the aggregate Lucent Payment Shares Purchase Price, by wire transfer of immediately available funds to such account as the Company designates.  The Lucent Payment Shares Closing shall not occur, and the Company shall have no obligation to make such delivery, unless Purchaser purchases and pays for all of the 100,000 Lucent Payment Shares.  Purchaser shall pay any documentary stamp or similar issue or transfer taxes due as a result of any issuance and sale of Lucent Payment Shares.

Section 1.10.        Final Installment Shares Closing.  Subject to Section 1.6 and satisfaction of the conditions set forth in Section 4.1 and paragraph 4.3, the Final Installment Closing of the purchase and sale of the Final Installment Shares shall take place at 10:00 a.m. (local time) at the offices of Davidoff, Malito & Hutcher LLP, located at 200 Garden City Plaza - Suite 315, Garden City, New York 11530, on the Final Installment Closing Date.  At the Final Installment Closing, the Company shall deliver to Purchaser a certificate for the 50,000 Final Installment Shares to be sold at the Final Installment Closing against payment of the aggregate Final Installment Purchase Price, by wire transfer of immediately available funds to such account as the Company designates.  The Final Installment Closing shall not occur, and the Company shall have no obligation to make such delivery, unless Purchaser purchases and pays for all of the 50,000 Final Installment Shares.  Purchaser shall pay any documentary stamp or similar issue or transfer taxes due as a result of the issuance and sale of the Final Installment Shares.

Section 1.11         Issuance of the Credit Shares.  Upon adequate evidence being presented to the Company that Lucent has credited against amounts due Lucent under the Lucent Agreement such funds as to create a Credit Amount, the Company shall immediately issue to Purchaser such number of Credit Shares as shall equal the quotient resulting from dividing (a) such Credit Amount by (b) $10.00, and cause to be delivered to Purchaser as soon as reasonably possible a certificate evidencing such Credit Shares.  The Credit Shares so issued shall be deemed issued as of the date on which Lucent shall have credited the funds so as to create such Credit Amount, regardless of the date of delivery of the evidence of such credit.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Purchaser the following, except as set forth on the Disclosure Schedule, which Disclosure Schedule shall be deemed to be part of the representations and warranties as if made under this Article II:

Section 2.1.           Organization and Qualification.  The Company is duly organized, validly existing and in good standing under the laws of Delaware and has the requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted or proposed to be conducted.  The Company is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction where it owns or leases real property or maintains employees or where the nature of its activities make such qualification necessary, except where such failure to qualify would not have a Material Adverse Effect.

Section 2.2.           Certificate of Incorporation and Bylaws.  The Company has delivered to the Purchasers true, correct, and complete copies of the Company’s certificate of incorporation as in effect on the date hereof (the “Existing Certificate”) and the Company’s bylaws as in effect on the date hereof (the “Existing Bylaws”).

Section 2.3.           Corporate Power and Authority.  The Company has all requisite corporate power and authority to execute and deliver this Agreement, issue and sell the 300,000 Initial Shares, 25,000 Additional Initial Shares, 25,000 Second Installment Shares, 200,000 Lucent Payment Shares and 50,000 Final Installment Shares (collectively, the “Class A Securities”) to Purchaser pursuant to this Agreement (assuming the filing of the Amended Certificate of Incorporation), and carry out and perform its obligations under the terms of this Agreement.

Section 2.4.           Capitalization.

(a)           Immediately prior to the date of this Agreement, the authorized capital stock of the Company consists of 100 shares all of which are designated as common stock, par value $.001 per share, of which 100 shares are issued and outstanding and owned of record by Christopher Toffales (“Toffales”).

(b)           Upon the filing of the Amended Certificate of Incorporation, the authorized capital stock of the Company shall consist of 50,000,000 shares, each of a par value of $.001 per share, of which (i) 29,000,000 shares shall be designated as Common Stock, (ii) 20,000,000 shares shall be designated as Class A Common Stock, (iii) 100 shares shall be designated as Class B Common Stock and (iv) 999,900 shares shall be designated as Preferred Stock, of which only 100 shares of Common Stock shall be issued and outstanding and which shall be, at the Initial Closing, exchanged for Class B Common Stock pursuant to the terms of the Stock Exchange Agreement, dated of even date with this Agreement (the “Stock Exchange Agreement”), between Toffales and the Company, substantially in the form attached as Exhibit 4.2(b)(iii) to this Agreement.  As of the date of this Agreement, all issued and outstanding shares of the Company’s capital stock are duly authorized and validly issued, are fully paid and non-assessable and are owned of record by Toffales.  There are no options, warrants, conversion privileges, or preemptive or other rights or agreements presently outstanding to purchase or otherwise acquire from the Company any shares of the capital stock or other securities of the Company, except pursuant to the Stock Exchange Agreement and this Agreement.  The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise to acquire or retire any shares of its capital stock, except as provided in the Stock Exchange Agreement.  The Company has never declared or paid any dividend or made any other distribution of cash, stock or other property to its stockholders.  The Company has no subsidiaries.  No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding

(including any reduction in the exercise price of any option, warrant or similar security) as the result of any merger, consolidation or sale of stock.

Section 2.5.           Authorization.  The execution, delivery and performance by the Company of this Agreement, and the sale, issuance and delivery of the Class A Securities and the performance of all of the obligations of the Company under this Agreement have been duly authorized by the Board of Directors, and, other than (a) shareholder approval required with respect to the Amended Certificate of Incorporation and (b) the filing of the Amended Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), no other corporate action on the part of the Company and no other corporate or other approval or authorization is required on the part of the Company or otherwise in order to make this Agreement and the sale and issuance of the Securities the valid, binding and enforceable obligations (subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies) of the Company.

Section 2.6.           Title to Properties and Assets.  The Company does not currently own any real property and has never owned any real property.  The Company has good and marketable title to or has, or will have, concurrently with the execution of this Agreement, a valid leasehold interest in, or license to use, all of the property or assets used by it or located on its premises and necessary for the conduct of business as presently conducted, free and clear of all liens, other than as set forth on Section 2.6 of the Disclosure Schedule (the “Permitted Liens”), which together do not have a Material Adverse Effect.

Section 2.7.           Permits; Compliance with Applicable Law.  The Company has all material franchises, permits, licenses, authorizations, approvals, registrations and any similar authority (“Permits”) necessary for the conduct of its business as now being conducted by it and believes it can obtain any similar authority for the conduct of its business as currently planned by the Company to be conducted.  The Company is not in violation in any material respect of, or default in any material respect under, any such Permits.  All such Permits are in full force and effect, and to the Company’s knowledge, no violations in any material respect have been recorded in respect of any such Permits; no proceeding is pending or, to the Company’s knowledge, threatened to revoke or limit any such Permit; and no such Permit will be suspended, cancelled or adversely modified as a result of the execution and delivery of this Agreement and the Class A Securities.  The Company is in compliance in all respects with all applicable laws, except where the failure to so comply would not have a Material Adverse Effect.

Section 2.8.           Absence of Conflicts.  The Company is not in violation of or default under any provision of its Existing Certificate or Existing Bylaws.  Except as set forth in Section 2.8 of the Disclosure Schedule, the execution, delivery, and performance of, and compliance with this Agreement and the consummation of the transactions contemplated by this Agreement, have not and will not:

(a)           violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien (other than a Permitted Lien) upon any of the assets, properties or business of the Company under, any of the terms, conditions or provisions of the Existing Certificate, as amended by the Amended Certificate of Incorporation, or the Existing Bylaws or any agreement to which the Company is a party, or

(b)           violate any judgment, ruling, order, writ, injunction, award, decree, or any Law or regulation of any court or federal, state, county or local government or any other governmental, regulatory or administrative agency or authority which is applicable to the Company or any of its assets, properties or businesses, which violation would have a Material Adverse Effect.

Section 2.9            Litigation.  There is no action, claim, litigation, tax or compliance audit, suit or proceeding, regulatory or administrative enforcement action or governmental inquiry or investigation (including, without limitation, a defective pricing investigation or claim or other proceeding in connection with the Company’s contracts), pending, or, to the Company’s knowledge, any threat thereof, against the Company or any of its officers or directors or the assets of the Company.  To the Company’s Knowledge, there is no reason to believe that any of the foregoing may occur which, in the aggregate, would have a Material Adverse Effect.  The Company is not subject to any outstanding judgment, order or decree directed against the Company or any officer or director of the Company.  There is no action, suit, proceeding or investigation into the possibility thereof by the Company currently pending or that the Company presently intends to initiate against a third party.

Section 2.10.        Consents.  No consent, approval, waiver or authorization, or designation, declaration, notification, or filing with any person or entity (governmental or private), on the part of the Company is required in connection with the valid execution, delivery and performance of this Agreement, the offer, sale or issuance of the Class A Securities or the consummation of any other transaction contemplated by this Agreement (other than such notifications or filings required under applicable federal or state securities laws, if any), except for such consents, approvals, waivers, authorizations, designations, declarations, notifications, or filings that will be received prior to or as of the Initial Closing Date.

Section 2.11.        Brokers or Finders.  The Company has not incurred, or will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the issuance of the Class A Securities or any of the transactions contemplated by this Agreement.  The Company agrees to indemnify and hold harmless Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

Section 2.12.        Offering Exemption.  Assuming the truth and accuracy of the representations and warranties contained in Article III, the offer and sale of the Class A Securities as contemplated by this Agreement and the issuance and delivery to the

Purchasers of the Class A Securities, are exempt from registration under the Securities Act.

Section 2.13.        Offering of the Class A Securities.  No form of general solicitation or general advertising was used by the Company or any of its agents or representatives in connection with the offer and sale of the Class A Securities.  Neither the Company nor, to the Company’s knowledge, any agent acting on the Company’s behalf has, directly or indirectly, offered the Class A Securities for sale to or solicited any offers to buy the Class A Securities from, or otherwise approached or negotiated with respect thereto with any other potential purchaser.

Section 2.14.        Existing Registration Rights.  The Company has not granted or agreed to grant rights, including piggyback rights, to require the registration of the Company’s equity securities under the Securities Act to any person or entity.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Purchaser hereby represents and warrants to the Company the following, except as set forth on the Disclosure Schedule, which Disclosure Schedule shall be deemed to be part of the representations and warranties as if made under this Article III:

Section 3.1.           Organization and Qualification.  Purchaser is duly organized, validly existing and in good standing under the laws of the State of California and has the requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted or proposed to be conducted.

Section 3.2.           Power and Authority.  Purchaser has all requisite corporate power and authority to execute and deliver this Agreement, purchase the Class A Securities from the Corporation pursuant to this Agreement (assuming the filing of the Amended Certificate of Incorporation), and carry out and perform its obligations under the terms of this Agreement (including the assignment of the Lucent Agreement upon the consent of Lucent).

Section 3.3.           Authorization.  The execution, delivery and performance by Purchaser of this Agreement, and the purchase of the Class A Securities and the performance of all of the obligations of Purchaser under this Agreement, including the assignment of the Lucent Agreement, have been duly authorized by the Board of Directors of Purchaser, and no other corporate or other approval or authorization is required on the part of Purchaser or otherwise in order to make this Agreement and the purchase of the Class A Securities the valid, binding and enforceable obligations (subject to (a) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief, or other equitable remedies) of Purchaser.

Section 3.4.           Purchase Entirely for Own Account.  The Class A Securities will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof.  Purchaser’s principal office is located in the State of Colorado for purposes of state securities laws.  Purchaser is aware that the Company is issuing the Class A Securities pursuant to Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act, without complying with the registration provisions of the Securities Act or other applicable federal or state securities laws.  Purchaser also is aware that the Company is relying upon, among other things, the representations and warranties of Purchaser contained in this Agreement for purposes of complying with Regulation D and state securities laws.

Section 3.5.           Disclosure of Information.  Purchaser has received and carefully reviewed all the information it considers necessary or appropriate for deciding whether to purchase the Class A Securities.  Purchaser further represents that the Company has made available to Purchaser, at a reasonable time prior to the date of this Agreement, an opportunity to (a) ask questions of, and receive answers from, the Company regarding the terms and conditions of the offering of the Class A Securities and the business, properties and financial condition of the Company, all of which questions (if any) have been answered to the reasonable satisfaction of Purchaser, and (b) obtain additional information, all of which was furnished by the Company to the reasonable satisfaction of Purchaser.

Section 3.6.           Investment Experience.  Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has, through its officers and directors, such knowledge and experience in investing in companies similar to the Company and in financial or business matters such that it is capable of evaluating the merits and risks of the investment in the Class A Securities.  Purchaser has made the determination to enter into this Agreement and the other agreements contemplated by this Agreement and to acquire the Class A Securities based upon its own independent evaluation and assessment of the value of the Company and its present and prospective business prospects.

Section 3.7.           Accredited Investor.  Purchaser is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

Section 3.8.           Restricted Securities; Legends.  Purchaser recognizes that the Class A Securities will not be registered under the Securities Act or other applicable federal or state securities laws. Purchaser understands that the Class A Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering.  In addition to transfer restrictions contained in other agreements to which Purchaser is a party, Purchaser acknowledges that it may not sell or transfer any of the Class A Securities unless such Class A Securities are registered under the Securities Act and under any other applicable securities laws and that certificates evidencing the Class A Securities will bear the following legend or similar legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR IF

AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH EXEMPTION IS AVAILABLE.”

Section 3.9.           No General Solicitation.  Purchaser acknowledges that the Class A Securities were not offered to Purchaser by means of: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium, or broadcast over television or radio, or (b) any other form of general solicitation or advertising.

Section 3.10.        Absence of Conflicts.  Purchaser’s execution, delivery, and performance of, and compliance with, this Agreement and the consummation of the transactions contemplated by this Agreement have not and will not:

(a)                                  violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien upon any of the assets, properties or business of Purchaser under, any of the terms, conditions or provisions of (i) its certificate of incorporation or (ii) any material contract to which it is a party, except to the extent that Purchaser’s obligations under the Lucent Agreement require Lucent’s consent as a condition to the effectiveness of any assignment, which consent has not been obtained as of the date of this Agreement; or

(b)                                 violate any judgment, ruling, order, writ, injunction, award, decree, or any law or regulation of any court or federal, state, county or local government or any other governmental, regulatory or administrative agency or authority which is applicable to Purchaser or any of its assets, properties or businesses, which violation would have a material adverse effect on Purchaser.

Section 3.11.        Brokers or Finders.  Purchaser has not incurred, nor will it incur, directly or indirectly, as a result of any action taken by Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the issuance of the Class A Securities or any of the transactions contemplated by this Agreement.  Purchaser agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser, or any of its respective officers, employees or representatives is responsible.

Section 3.12.        Rights in the Lucent Agreement.

(a)                                  Except to the extent that Purchaser’s obligations under the Lucent Agreement require Lucent’s consent as a condition to the effectiveness of any assignment, which consent has not been obtained as of the date of this Agreement:

(i)            the Lucent Agreement is valid, binding and enforceable in accordance with its terms;

(ii)                                  Purchaser has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its obligations under the Lucent Agreement;

(iii)                               all parties to the Lucent Agreement have complied in all material respects with the provisions of the Lucent Agreement;

(iv)                              no party is in default, or has received notice of default, under the Lucent Agreement;

(v)                                 no event has occurred that, but for the passage of time or the giving of notice or both, would constitute a default under the Lucent Agreement;

(vi)                              Purchaser has neither given nor received any notice of cancellation or termination under the Lucent Agreement;

(vii)                           to Purchaser’s knowledge, there are no provisions of, or developments materially affecting, the Lucent Agreement that are likely to prevent the Company from realizing the benefits of the Lucent Agreement following its Assignment to the Company by Purchaser; and

(viii)                        Purchaser has made payments to Lucent aggregating to $4,333,000 pursuant to the Lucent Agreement, including timely payment of the $1,333,000 fee contemplated by the first sentence of paragraph 3 of the Amendment.

(b)                                 Purchaser has not granted to any third party any rights, title or interest in or to the Lucent Agreement, except pursuant to this Agreement and the other agreements being entered into between Purchaser and the Company as contemplated by this Agreement.

ARTICLE IV
CONDITIONS OF THE PARTIES

Section 4.1.           Conditions of Purchaser’s Obligations at any Closing.  The obligations of Purchaser under Article I of this Agreement are subject to the satisfaction by the Company on or before any closing (each, a “Closing”) of a sale and purchase of any of the Class A Securities of each of the following conditions:

(a)                                  Representations and Warranties.  The representations and warranties of the Company contained in Article II shall be true and correct on and as of the date of such Closing with the same force and effect as though such representations and warranties had been made on and as of the date of such Closing, except as a result of events and changes thereto that do not result in a Material Adverse Effect; provided, however, that, where such representation is made as of a specific date, it shall be true and correct as of such date.

(b)                                 Performance.  The Company shall have performed and complied with all conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

(c)                                  No Material Adverse Effect; Compliance Certificate.  No Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date for such Closing, and the President of the Company shall deliver to Purchaser at each

Closing a certificate stating that the conditions specified in paragraphs 4.1(a) and (b) have been fulfilled.

(d)                                 Consents and Approvals.  All authorizations, approvals, permits, or consents, if any, of any governmental authority or regulatory body of the United States or of any state or any creditor of the Company or any other Person that are required in connection with the lawful issuance and sale of the Class A Securities pursuant to this Agreement shall be duly obtained and effective as of each such Closing and the purchase and payment of the Class A Securities to be purchased by Purchaser at such Closing on the terms and conditions as provided in this Agreement shall not violate any applicable Law.

(e)                                  Certificates.  The Company shall deliver to Purchaser one or more certificates representing the Class A Shares that are being issued and sold to Purchaser on such Closing Date.

(f)                                    Good Standing; Qualification to do Business.  The Company shall have delivered to Purchaser a certificate of good standing from the Delaware Secretary of State and from the appropriate governmental authority of each jurisdiction in which the Company is qualified to do business, each dated as of a date no earlier than five business days prior to such Closing Date.

(g)                                 Cross-Receipts of Purchaser.  The Company and Purchaser shall have executed and delivered a cross-receipt acknowledging the Company’s delivery to Purchaser of the certificates representing the Class A Securities issued and sold to Purchaser at such Closing and Purchaser’s payment for such Class A Securities.

(h)                                 Disclosure Schedule.  The Company shall have delivered to Purchaser a revised Disclosure Schedule accurately reflecting any additional information required to be provided to Purchaser pursuant to this Agreement between the date of this Agreement and such Closing Date.

Section 4.2.           Conditions of Purchaser’s Obligations at the Initial Closing.  In addition to the conditions set forth in Section 4.1, the obligations of Purchaser under Section 1.2 of this Agreement are subject to the satisfaction by the Company on the Initial Closing Date of each of the following conditions:

(a)                                  Filing of the Amended Certificate of Incorporation.  The Company shall have filed with the Delaware Secretary of State, and the Delaware Secretary of State shall have accepted for filing, the Amended Certificate of Incorporation substantially in the form attached as Exhibit 4.2(a) to this Agreement.

(b)                                 Stockholders’ Agreement, Amended and Restated Employment Agreement and Stock Exchange Agreement.  The Company and all other parties other than Purchaser shall have executed (i) a Stockholders’ Agreement, substantially in the form attached as Exhibit 4.2(b)(i) to this Agreement (the “Stockholders’ Agreement”), (ii) an Amended and Restated Employment Agreement, substantially in the form attached as Exhibit 4.2(b)(ii) to this Agreement (the

“Employment Agreement”) and (iii) the Stock Exchange Agreement, substantially in the form attached as Exhibit 4.2(b)(iii) to this Agreement.

(c)                                  Election of Directors.  The Company shall have taken all necessary corporate action to effect the election of Purchaser’s designee as the Class A Director (as provided in the Stockholders’ Agreement), to take office immediately following the Initial Closing, at which time there will be no more than two members of the Board of Directors.

(d)                                 Lucent Execution of New Statement of Work.  Lucent shall have agreed to, and shall have executed and delivered to Purchaser, a new statement of work as contemplated by the Amendment, the form and terms of which shall be acceptable to each of Purchaser and the Company, each in its respective sole discretion.

Section 4.3.           Conditions of Company’s Obligations at any Closing.  The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction by Purchaser on or before any such Closing of each of the following conditions:

(a)                                  Representations and Warranties.  The representations and warranties of Purchaser contained in Article III shall be true and correct in all material respects on and as of the date of such Closing with the same force and effect as though such representations and warranties had been made on and as of the date of such Closing; provided, however, that representations and warranties that contain a materiality qualification shall be true and correct in all respects.

(b)                                 Performance.  Purchaser shall have performed and complied with all conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

(c)                                  Consents and Approvals.  All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state or any other Person that are required in connection with the lawful issuance and sale of the Class A Securities pursuant to this Agreement shall be duly obtained and effective as of such Closing and the purchase and payment of the Class A Securities to be purchased by the Purchasers at such Closing on the terms and conditions as provided in this Agreement shall not violate any applicable Law.

(d)                                 Cross-Receipts of the Purchasers.  The Company and Purchaser shall have executed and delivered a cross-receipt acknowledging the Company’s delivery to Purchaser of the certificates representing the Class A Securities issued and sold to Purchaser at such Closing and Purchaser’s payment for such Class A Securities.

(e)                                  Purchase Price.  Purchaser shall have delivered to the Company the applicable Class A Purchased Share Purchase Price for the Class A Securities being purchased on such Closing Date as provided in Sections 1.6, 1.7 or 1.8, as applicable, including, with respect to the Initial Closing only, (i) the delivery to the Company of the duly executed Assignment and consent to the Assignment duly executed by Lucent as contemplated by Section 1.6 and (ii) evidence that Purchaser has paid to Lucent the $1,333,000 fee contemplated by the first sentence of paragraph 3 of the Agreement.

(f)                                    Lucent Agreement in Full Force and Effect.  The Lucent Agreement shall be in full force and effect.

(g)                                 Compliance Certificate.    The President of Purchaser shall deliver to the Company at each Closing a certificate stating that the conditions specified in paragraphs 4.3(a) and 4.3(b) have been fulfilled.

ARTICLE V
CERTAIN DEFINITIONS

For the purposes of this Agreement the following terms will have the following meanings:

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and executive officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation for the purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning ascribed to it in the preliminary paragraph.

“Amended Certificate of Incorporation” shall have the meaning ascribed to it in the recitals and shall be substantially in the form attached as Exhibit 4.2(a).

“Amendment” shall have the meaning ascribed to it in the recitals.

“Business Day” shall mean any day other than a Saturday, Sunday, public holiday under the laws of the State of New York or any other day on which banking institutions are authorized to close in New York City.

“Additional Initial Shares” shall have the meaning ascribed to it in the recitals.

“Additional Initial Shares Purchase Price” shall have the meaning ascribed to it in the recitals.

“Class A Common Stock” shall have the meaning ascribed to it in the recitals.

“Class A Purchased Shares Purchase Price” shall mean the Class A Initial Shares Purchase Price, Class A Additional Initial Shares Purchase Price, Class A Lucent

Payment Shares Purchase Price and/or Class A Final Installment Purchase Price, as applicable.

“Class A Securities” shall have the meaning ascribed to it in Section 2.3.

“Closing” shall mean each of the Initial Closing and any Subsequent Closing.

“Closing Date” shall mean each of the Initial Closing Date and any Subsequent Closing Date.

“Company” shall have the meaning ascribed to it in the preliminary paragraph.

“Common Stock” shall have the meaning ascribed to it in the recitals.

“Credit Amount” shall have the meaning ascribed to it in the recitals.

“Credit Share” shall have the meaning ascribed to it in the recitals.

“Employment Agreement” shall have the meaning ascribed to it in Section 4.2(b)(ii) and shall be substantially in the form attached as Exhibit 4.2(b)(ii).

“Final Installment Closing Date” shall have the meaning ascribed to it in Section 1.8.

“Final Installment Purchase Price” shall have the meaning ascribed to it in the recitals.

“Final Installment Shares” shall have the meaning ascribed to it in the recitals.

“Government” shall mean the government of the United States of America, its agencies and instrumentalities.

“Governmental Approval” shall mean any approval, order, consent, waiver, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority.

“Governmental Authority” shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Hereof,” “hereto,” “hereunder” and similar terms shall refer to this Agreement as a whole and not to any particular paragraph or provision of this Agreement.

“Initial Closing” shall have the meaning ascribed to it in Section 1.6.

“Initial Closing Date” shall have the meaning ascribed to it in Section 1.6.

“Initial Shares” shall have the meaning ascribed to it in the recitals.

“Initial Shares Purchase Price” shall have the meaning ascribed to it in the recitals.

“Knowledge” shall mean with respect to the Company, the knowledge, without investigation, of the directors, officers and senior management of the Company and of the person or persons in such entity with responsibility for the matter with respect to which the knowledge is applicable.

“Law” shall mean the Company’s certificate of incorporation, as amended, the By-laws and any foreign, federal, state or local law, statute, rule, regulation, ordinance, code, directive, writ, injunction, decree, judgment or order applicable to the Company.

“Lien” shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

“Lucent Agreement” shall have the meaning ascribed to it in the recitals.

“Lucent Payment Shares” shall have the meaning ascribed to it in the recitals.

“Lucent Payment Shares Purchase Price” shall have the meaning ascribed to it in the recitals.

“Material Adverse Effect” shall mean an effect which is materially adverse to the business, assets, properties, operations, results of operations or condition (financial or otherwise) of the Company taken as a whole (excluding general economic conditions or acts of war or terrorism).

“Original Lucent Agreement” shall have the meaning ascribed to it in the recitals.

“Permits” shall have the meaning ascribed to it in Section 2.7.

“Permitted Liens” shall have the meaning ascribed to it in Section 2.6.

“Person” shall mean an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

“Proprietary Rights” shall have the meaning ascribed to it in Section 2.9.

“Purchaser” shall have the meaning ascribed to it in the preliminary paragraph.

“Second Installment Closing” shall have the meaning ascribed to it in Section 1.4.

“Second Installment Closing Date” shall have the meaning ascribed to it in Section 1.4.

“Second Installment Shares” shall have the meaning ascribed to it in the recitals.

“Second Installment Shares Purchase Price” shall have the meaning ascribed to it in the recitals.

“Securities Act” shall have the meaning ascribed to it in Section 2.10.

“Stock Exchange Agreement” shall have the meaning ascribed to it in Section 4.2(b)(iii) and shall be substantially in the form attached as Exhibit 4.2(b)(iii).

“Stockholders’ Agreement” shall have the meaning ascribed to it in Section 4.2(b)(i) and shall be substantially in the form attached as Exhibit 4.2(b)(i).

“Subsequent Closing” shall mean each Initial Closing, Lucent Payment Shares Closing, and Final Installment Closing.

“Subsequent Closing Date” shall mean each Initial Closing Date, Lucent Payment Shares Closing Date and/or Final Installment Closing Date.

“Securities Act” shall have the meaning ascribed to it in Section 2.13.

ARTICLE VI
INDEMNIFICATION

Section 6.1            Indemnification by Purchaser, Generally.  Purchaser shall indemnify the Company and each director, officer, employee, agent or permitted assign of the Company (collectively with the Company, the “Company Indemnities”) against and agree to hold the Company Indemnities harmless from any and all damage, loss, liability and expense (including reasonable attorneys’ fees and expenses of investigation in connection with any action, suit or proceeding), incurred or suffered by the Company Indemnities, arising out of or resulting from:

(a)           any breach of any representation or warranty, or any breach, non-fulfillment or default in the performance of any covenant or agreement, made by Purchaser in this Agreement; and

(b)           the enforcement of the Company’s rights under this Article VI.

Section 6.2            Indemnification by the Company.  The Company shall indemnify Purchaser and each director, officer, employee, agent or permitted assign of Purchaser (collectively with Purchaser, the “Purchaser Indemnities”) against and agree to hold Purchaser Indemnities harmless from any and all damage, loss, liability and expense (including reasonable attorneys’ fees and expenses of investigation in connection with any action, suit or proceeding), incurred or suffered by Purchaser Indemnities, arising out of or resulting from:

(a)           any breach of any representation or warranty, or any breach, non-fulfillment or default in the performance of any covenant or agreement, made by the Company in this Agreement; and

(b)           the enforcement of Purchaser’s rights under this Article VI.

Section 6.3            Infringement and Other Third Party Claims.

(a)           In addition to the indemnification provided in Section 6.1, Purchaser shall, at Purchaser’s expense, defend or settle, at Purchaser’s option, any claim or suit (each, an “Infringement Claim or Suit”) brought by any third party against the Company alleging that a Licensee Licensed Product (as such term is defined in the Lucent Agreement) infringes any valid United States patent, and pay all damages and costs (including, but not limited to, reasonable attorney’s fees and expenses) that by final judgment may be assessed against the Company due to such infringement, as well as all costs relating to defending against and/or settling the Infringement Claim or Suit.  During the pendency of any such Infringement Claim or Suit, Purchaser shall keep the Company reasonably informed of the status of such Infringement Claim or Suit.

(b)           Purchaser’s obligation under this Section 6.3 with respect to any Infringement Claim or Suit, is expressly conditioned upon:

(i)            Purchaser being promptly notified of the Infringement Claim or Suit;

(ii)           Purchaser (together with Lucent) having sole control of the defense or settlement of the Infringement Claim or Suit, provided that such defense or settlement creates or results in no additional material liabilities or obligations on the part of the Company; provided, however, that the Company shall have the right to participate, at the Company’s own expense, with respect to the Infringement Claim or Suit;

(iii)          the Company cooperating with Purchaser (and Lucent, if required under the Lucent Agreement) as may be reasonably requested by Purchaser, to facilitate the settlement or defense of the Infringement Claim or Suit; and

(iv)          that the Infringement Claim or Suit does not arise from a Company-directed modification of a Licensee Licensed Product, any use of a Licensed Product (as such term is defined in the Lucent Agreement) not contemplated by the Lucent Agreement or from combinations of a Licensee Licensed Product with other products provided by the Company or by third parties other than Isonics.

Notwithstanding the provisions of clause (i) of this paragraph 6.3(b), no failure or delay in giving Notice of an Infringement Claim or Suit shall affect the obligation of Purchaser under this Article VI unless such failure materially and adversely prejudices Purchaser.

(c)           In the event that Purchaser fails to accept the defense of any Infringement Claim or Suit as provided in this Section 6.3, the Company shall have the full right to defend against the Infringement Claim or Suit, and shall be entitled to settle or agree to pay in full the Infringement Claim or Suit, in the Company’s sole discretion, and all costs and expenses relating thereto (including, but not limited to, legal fees and expenses) shall be borne by Purchaser.  Notwithstanding the immediately preceding sentence, no Infringement Claim or Suit shall be settled without the prior written consent of Purchaser (and Lucent, if required under the Lucent Agreement), which consent may not be unreasonably withheld, and the Company, in the defense of any Infringement Claim or Suit, shall not, except with the consent of Purchaser, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Infringement Claim or Suit a release from all liability with respect to such Infringement Claim or Suit.

(d)           Notwithstanding anything to the contrary contained in this Section 6.3, if a firm, written offer is made to settle in full any Infringement Claim or Suit and Purchaser proposes to accept such settlement and the Company refuses to consent to such settlement (which consent shall not be unreasonably withheld), then: (i) Purchaser shall pay such amount to the Company, (ii) Purchaser shall be excused from, and the Company shall be solely responsible for, all further defense of such Infringement Claim or Suit and (iii) the maximum liability of Purchaser relating to such Infringement Claim or Suit shall be the amount of the proposed settlement and Purchaser’s costs and expenses incurred in connection with such Infringement Claim or Suit through the date of settlement; and, as a result, the Company shall reimburse Purchaser for any additional costs of defense which Purchaser subsequently incurs with respect to such Infringement Claim or Suit and all additional costs of settlement or judgment.

ARTICLE VII
LUCENT AGREEMENT CONFIDENTIAL TERMS

The Company acknowledges that certain terms and provisions of the Lucent Agreement have not been publicly disclosed and that Purchaser, in complying with its disclosure and reporting obligations under the Securities Exchange Act of 1934, as amended, requested of, and was granted by, the Securities and Exchange Commission (the “SEC”) confidential treatment with respect to such terms and provisions (collectively, the “Confidential Terms”) when filing the Lucent Agreement as Exhibit 10.1 to the Current Report on Form 8-K (Date of Report: December 5, 2005) of Isonics, filed with the SEC on March 31, 2006, and that Purchaser covenanted to the SEC not to disclose the Confidential Terms.  Accordingly, upon the assignment of the Lucent Agreement from Purchaser to the Company as contemplated by this Agreement and at all times thereafter, the Company shall not divulge or communicate to any person or entity nor shall the Company direct any officer, director, employee, representative, consultant or agent of the Company to divulge or communicate to any person or entity, any of the Confidential Terms, except (a) to officers, directors, employees, representatives, consultants or agents of the Company (including the Company’s accountants, attorneys and financial advisers) with a need to be advised of the Confidential Terms in order to reasonably perform their duties and services on behalf of the Company and (b) in compliance with applicable law.  In addition, upon the assignment of the Lucent Agreement from Purchaser to the Company as contemplated by this Agreement and at all times thereafter, the Company shall (x) label the Lucent Agreement “Confidential” and (y) restrict access to the Confidential Terms to only those officers, directors, employees, representatives, consultants or agents of the Company (including the Company’s accountants, attorneys and financial advisers) with a need to be advised of the Confidential Terms in order to reasonably perform their duties and services on behalf of the Company.

ARTICLE VIII
MISCELLANEOUS

Section 8.1.           Survival of Representations and Warranties.  The representations and warranties of the Company and Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement (a) in connection with the Initial Closing, until the date that is three months following the end of the fiscal year of the Company next ending after the Initial Closing Date and (b) in connection with any Subsequent Closing, until eighteen months after any such Subsequent Closing Date, but in no event earlier than the time period set forth in clause (a) above.

Section 8.2.           Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 8.3            Governing Law.  The construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

Section 8.4.           Counterparts; Facsimile Signatures.  This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.  Any signature page delivered by a fax machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto.

Section 8.5.           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 8.6.           Notices.  All notices and other communications required or permitted hereunder shall be in writing.  Notices shall be delivered personally, against written receipt therefor, via a recognized overnight courier (such as Federal Express, DHL, Airborne Express or U.S.P.S. Express Mail) or via certified or registered mail.  Notices may be delivered via facsimile or e-mail, provided that by no later than two days thereafter such notice is confirmed in writing and sent via one of the methods described in the previous sentence.  Notices shall be addressed as follows:

If to Purchaser, to:	James E. Alexander, President
Isonics Corporation
5906 McIntyre Street
Golden, Colorado 80403
Facsimile: (303) 279-7300
E-Mail: jealexander@isonics.com

with a copy to:	Herrick K. Lidstone, Jr., Esq.
Burns, Figa & Will, P.C.
6400 South Fiddlers Green Circle - Suite 1000
Greenwood Village, Colorado 80111
Facsimile: (303) 796-2626
E-Mail: hklidstone@bfw-law.com

If to the Company, to:	Christopher Toffales, President
SenseIt Corp.
21 Motts Hollow Road
Port Jefferson, New York 11777
Facsimile: (631) 331-3371
E-Mail: Toffales21@aol.com

with a copy to:	Neil M. Kaufman, Esq.
Davidoff Malito & Hutcher LLP
200 Garden City Plaza, Suite 315
Garden City, New York 11530
Facsimile: (516) 248-6422
E-Mail: nmk@dmlegal.com

and, if (x) Isonics and/or Isonics Homeland Security and Defense Corporation (“IHSDC”) owns of record at least 25% of the then outstanding shares of Class A Common Stock or (y) following the occurrence of a Threshold Event (as such term is defined in the Amended Certificate of Incorporation), Isonics and/or IHSDC owns of record at least 25% of the then outstanding shares of Common Stock, to Isonics in the manner as set forth in this Section 8.6 or, in the case of any of the parties hereto, at such other address as such party shall have furnished to each of the other parties hereto in accordance with this Section 8.6.  Each such notice, demand, request or other communication shall be deemed given (i) on the date of such delivery by hand, (ii) on the first business day following the date of such delivery to the overnight delivery service or facsimile transmission, or (iii) three business days following such mailing.

Section 8.7.           Amendment and Waiver.  No modification, amendment or waiver of any provision of this Agreement will be effective against a party to this Agreement unless such modification, amendment or waiver is approved in writing by such party.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

Section 8.8.           Severability.         Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction to the greatest extent possible to carry out the intentions of the parties hereto.

Section 8.9            Entire Agreement; No Third Party Beneficiaries.  Each party to this Agreement hereby acknowledges that no other party or any other person or entity has made any promises, warranties, understandings or representations whatsoever, express or implied, not contained in this Agreement and acknowledges that it has not executed this Agreement in reliance upon any such promises, representations, understandings or warranties not contained herein and that this Agreement supersedes all prior agreements and understandings between the parties with respect thereto.  There are no promises, covenants or undertakings other than those expressly set forth or provided for in this Agreement.  This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 8.10.        Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nonbreaching or nondefaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

Section 8.11.        Other Remedies.  In addition to those remedies specifically set forth in this Agreement, each party may proceed to protect and enforce its rights under this Agreement either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.  No right or remedy conferred upon or reserved to any party under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given under this Agreement or now and hereafter existing under applicable Law.

Section 8.12.        Further Assurances.  At any time or from time to time after any Closing, the Company, on the one hand, and Purchaser, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby relating to the purchase contemplated herein and to otherwise carry out the intent of the parties hereunder.

Section 8.13         Reimbursement of Legal Expenses.  Upon the Company receiving the aggregate Final Installment Shares Purchase Price of $500,000 pursuant to this Agreement, the Company shall reimburse Purchaser for all Purchaser’s legal fees and expenses incurred in connection with the formation of the Company, this Agreement and related transactions, as well as other expenses incurred for the benefit of the Company and not previously reimbursed by the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Company:

SenseIt Corp.

By:
Christopher Toffales, President

Purchaser:

Isonics Corporation

By:
James E. Alexander, President

Exhibit 1.2
Form of Assignment of the Lucent Agreement

[To be inserted]

Exhibit 4.2(a)
Form of Amended Certificate of Incorporation

[To be inserted]

Exhibit 4.2(b)(i)
Form of Stockholders’ Agreement

[To be inserted]

Exhibit 4.2(b)(ii)
Form of Employment Agreement

[To be inserted]

Exhibit 4.2(b)(iii)
Form of Stock Exchange Agreement

[To be inserted]